UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

Business Development Corporation of America

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PO BOX 55975, BOSTON MA 02205-5975

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August 7, 2015

Re: Notice of Rescheduled Adjourned Annual Meeting of Stockholders

Dear Stockholder:

The consideration of certain proposals (the “Adjourned Proposals”) for Business Development Corporation of America’s (“BDCA”) annual meeting of stockholders (the “Annual Meeting”), previously adjourned to August 21, 2015 at 3:00 p.m. Eastern Time, has been rescheduled to August 17, 2015 at 10:00 a.m., Eastern Time and will be held at 405 Park Avenue, 14th Floor, New York, New York 10022.

Stockholders who already voted do not need to recast their votes. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting as instructed unless revoked. Stockholders may vote in the manner described in the proxy statement.

The Board of Directors has carefully evaluated each of Adjourned Proposals and believes the approval of the Adjourned Proposals is in the best interest of all stockholders.

We appreciate your voting. Thank you for investing with BDCA.

Sincerely,

/s/ Nicholas Radesca
Nicholas Radesca,
Chief Financial Officer, Treasurer and Secretary

This information is being provided to stockholders in addition to our Proxy Statement filed with the Securities and Exchange Commission (the “SEC”). Copies of our definitive proxy statement and any other materials that we file with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov. Please read the complete Proxy Statement and any additional proxy soliciting materials that we may file with the SEC carefully before you make a voting decision as they contain important information. Only BDCA stockholders as of the record date of April 30, 2015 are eligible to vote.